Exhibit 99.2

Vestin Group, Inc., Announces Second Quarter Earnings Release and
Conference Call

    LAS VEGAS--(BUSINESS WIRE)--Aug. 14, 2003--Vestin Group, Inc. (Nasdaq:VSTN-News), an asset manager and through its subsidiary, Vestin Mortgage, Inc. a leading company in the commercial mortgage business, will hold its quarterly conference call to discuss first quarter results on Monday, August 18, 2003 at 4:15 p.m. Eastern Time (1:15 p.m. Pacific Time). The Consolidated Statements of Income (Loss) for the three months and six months ended June 30, 2003 and June 30, 2002 follows below.
    Participants can access the call by dialing 800-884-5695 and use the passcode 37810248.
    Following the conference call, a replay will be available for one week by calling 888-286-8010 and using the passcode 69739623.

    About Vestin Group, Inc.

    Vestin Group, Inc., is engaged in asset management, real estate lending, and other financial services. Its subsidiary, Vestin
Mortgage, has facilitated more than $1.5 billion in lending transactions since 1995. Through Vestin Mortgage, Vestin Group manages two funds, Vestin Fund I, LLC, a $100 million mortgage fund and Vestin Fund II, LLC, a $500 million mortgage fund.

    Certain statements contained herein are forward-looking statements that have been made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the actual results in the future periods or plans for future periods to differ materially from those described herein as anticipated, believed, or estimated.



                  Vestin Group Inc. and Subsidiaries

               CONSOLIDATED STATEMENTS OF INCOME (LOSS)

                              (Unaudited)

                          For the three            For the six
                          months ended             months ended
                     ----------------------- -------------------------
                      June 30,    June 30,    June 30,      June 30,
                        2003        2002        2003          2002
                     ----------------------- -------------------------
Revenues
  Loan placement
   and related
   fees              $6,636,766  $8,740,203  $13,779,762  $13,347,801
  Interest income       183,737      63,722      367,598      242,501
  Other revenue         372,730      63,097      798,850      297,625
                     ----------- ----------- ------------ ------------
    Total revenues    7,193,233   8,867,022   14,946,210   13,887,927
                     ----------- ----------- ------------ ------------

Expenses
  Sales and
   marketing
   expenses           2,815,242   2,533,215    7,018,031    4,067,698
  General and
   administrative
   expenses           3,376,849   2,908,906    6,934,332    5,277,695
  Valuation loss
   on real estate
   held for sale      1,287,883           -    1,287,883            -
  Bad debt
   expense              715,301           -      715,301            -
  Capital
   Contribution
   to Vestin Fund I           -           -    1,600,000            -
  Interest
   expenses             104,591     170,709      199,950      440,591
                     ----------- ----------- ------------ ------------
    Total expenses    8,299,866   5,612,830   17,755,497    9,785,984


    Income (loss) from
     continuing
     operations
     before provision
     (benefit) for
     income taxes    (1,106,633)  3,254,192   (2,809,287)   4,101,943

Provision (benefit)
 for income taxes      (376,255)  1,106,425     (955,157)   1,394,661
                     ----------- ----------- ------------ ------------

      NET INCOME
       (LOSS)          (730,378)  2,147,767   (1,854,130)   2,707,282

Preferred stock
 dividend              (225,228)   (234,450)    (452,178)    (468,900)
                     ----------- ----------- ------------ ------------

Net income (loss)
 applicable to common
 shareholders         $(955,606) $1,913,317  $(2,306,308)  $2,238,382
                     =========== =========== ============ ============

Earnings (loss) per
 common share - Basic
  Net income (loss)      $(0.18)      $0.35       $(0.43)       $0.41
                     =========== =========== ============ ============

Earnings (loss) per
 common share -
 Diluted
  Net income (loss)      $(0.18)      $0.22       $(0.43)       $0.26
                     =========== =========== ============ ============

Weighted average
 number of common
 shares
 outstanding - Basic  5,328,340   5,444,883    5,328,031    5,482,952
                     =========== =========== ============ ============

Weighted average
 number of common
 shares
 outstanding -
 Diluted              5,328,340   8,738,727    5,328,031    8,662,066
                     =========== =========== ============ ============

    CONTACT: Vestin Group, Inc., Las Vegas
             John Alderfer, 702-227-0965